SECTION 2 – POLICY DATA

Policy Information

Policy Number:	[12345]

Policy Date:	[September 1, 2024]

Allocation Date:	[September 8, 2024]

Income Tax Status of the Policy:	[Non-Qualified]

Initial Premium Payment:	[$10,000.00]

Last Available Annuity Commencement Date:	[September 1, 2088]

Death Benefit Option:	[Policy Value]

Annuitant Information

Annuitant:	[John Doe]

Annuitant’s Issue Age/Sex:	[35] / [Male]

Owner(s) Information

Owner: Issue Age/Sex: [Joint Owner: [Issue Age/Sex:	[John Doe] [35] / [Male] [Jane Doe]] [35] / [Female]]

Rate Information for Fixed Holding Account and Fixed Account

Fixed Holding Account Initial Effective Interest Rate:*	[0.25%]

Fixed Account Initial Guaranteed Effective [1-Year] Annual Interest Rate:	[0.25%]

Guaranteed Minimum Effective Annual Interest Rate:**	[0.25%]

*This rate is subject to change daily, but will never be less than the Guaranteed Minimum Effective Annual Interest Rate.

**This rate will not change for the life of the policy.

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(a)]

SECTION 2 – POLICY DATA (continued)

Rate Information for Minimum Nonforfeiture Interest Rate

Minimum Nonforfeiture Interest Rate:**	[3.00%]

**This rate applies for the life of the policy. This rate is used in the calculation of Your Minimum Required Cash Value. Your Minimum Required Cash Value reflects a 12.50% reduction in premiums and a $50 annual expense allowance.

Minimum Required Cash Value

The Minimum Required Cash Value equals the sum of (1) and (2), where:

(1)

Is equal to 87.5% of premiums and transfers to the Fixed Account and Fixed Holding Account, less prior requested withdrawals and transfers from the Fixed Account and Fixed Holding Account, less a $50 deduction at the beginning of each Policy Year, all Accumulated at the Minimum Nonforfeiture Interest Rate shown above; and

(2)	Is equal to the Index Account portion of the Policy Value less the surrender charge attributable to the Index Account(s).

Minimum Premium Payments

Minimum Initial Premium Payment:	Non-Qualified – [$25,000] Qualified – [$25,000]

Minimum Subsequent Premium Payment:	[$50]

Maximum Premium Payments (without prior Company Approval)

	Issue Age [0-80]*	Issue Age [81+]*

Total during the [1st] Policy Year:	[$1,000,000]	[$500,000]

Total during each Policy Year After [1st] Policy Anniversary:	Non-Qualified - [$25,000] Qualified – [Lesser of $60,000 or IRS Contribution limit]	Non-Qualified - [$25,000] Qualified – [Lesser of $60,000 or IRS Contribution limit]

Cumulative Maximum Premiums:	[$1,000,000]	[$500,000]

* Issue Age is the Annuitant’s age.

Withdrawal/Surrender Charges

Surrender Charge-Free Percentage:	[10%]

Number of Years Since Premium Payment Date:	0-1	1-2	2-3	3-4	4-5	5-6	6+

Charge (% of Premium Withdrawn or Surrendered):	8%	8%	7%	6%	5%	4%	0%

The amount paid on Surrender will never be less than the greater of the following amounts:

a.	Cash Value described in Section 5; or
b.	Minimum Required Cash Value.

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(b)]

SECTION 2 – POLICY DATA (continued)

Service Charge

Service Charge at the Time of Issue:	[$0.00]

Maximum Annual Service Charge:	[$0.00]

The Company may waive some or all of Your Service Charge each year based on Your Policy Value or Premium Payments made at the time a Service Charge is assessed.

[If Your Policy Value or sum of Premium Payments minus all withdrawals equals or exceeds:

[$100,000 = up to a $35 fee waiver]]

Guaranteed Minimum Death Benefit Fee

Death Benefit Fee:	[0.50%]

Adjusted Age

Annuity Commencement Date	Adjusted Age

Before 2025	Actual Age

2025 – 2032	Actual Age minus 1

2033 - 2040	Actual Age minus 2

2041 - 2048	Actual Age minus 3

2049 - 2055	Actual Age minus 4

After 2055	Actual Age minus 5

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(c)]

SECTION 2 – POLICY DATA (continued)

Index Account(s)

The current Index Account Option(s), Indices, Crediting Periods and Index features You elected are shown below and are only applicable for the initial Crediting Period. Subsequent options, rates, fees (if any), and features are subject to change as described in the Contract. Index-linked returns do not include any portion from dividends for the Indices selected below. See applicable Index Account Rider(s) for details.

Cap and Buffer Index Account Rider

Growth Opportunity: Cap
Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate
[Fidelity World Factor Leaders IndexSM]	[1 Year]	Buffer [10%]	Cap [13.00%] / [2.00%]

[S&P 500®]	[1 Year]	Buffer [10%]	Cap [14.00%] / [2.00%]

[iShares® Russell 2000 ETF]	[1 Year]	Buffer [10%]	Cap [20.50%] / [2.00%]

[iShares® U.S. Technology ETF]	[1 Year]	Buffer [10%]	Cap [17.50%] / [2.00%]

[First Trust Equity Edge IndexTM]	[1 Year]	Buffer [10%]	Cap [17.50%] / [2.00%]

[S&P 500®]	[1 Year]	Buffer [15%]	Cap [11.50%] / [2.00%]

[Fidelity World Factor Leaders IndexSM]	[1 Year]	Buffer [15%]	Cap [10.50%] / [2.00%]

[iShares® Russell 2000 ETF]	[1 Year]	Buffer [15%]	Cap [16.00%] / [2.00%]

[iShares® U.S. Technology ETF]	[1 Year]	Buffer [15%]	Cap [14.50%] / [2.00%]

[First Trust Equity Edge IndexTM]	[1 Year]	Buffer [15%]	Cap [14.00%] / [2.00%]

[S&P 500®]	[2 Year]	Buffer [10%]	Cap [35.00%] / [4.00%]

[Fidelity World Factor Leaders IndexSM]	[2 Year]	Buffer [10%]	Cap [50.00%] / [4.00%]

[iShares® Russell 2000 ETF]	[2 Year]	Buffer [10%]	Cap [50.00%] / [4.00%]

[iShares® U.S. Technology ETF]	[2 Year]	Buffer [10%]	Cap [35.00%] / [4.00%]

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(d)]

SECTION 2 – POLICY DATA (continued)

[First Trust Equity Edge IndexTM]	[2 Year]	Buffer [10%]	Cap [90.00%] / [4.00%]

[S&P 500®]	[2 Year]	Buffer [15%]	Cap [27.00%] / [3.00%]

[Fidelity World Factor Leaders IndexSM]	[2 Year]	Buffer [15%]	Cap [37.00%] / [3.00%]

[iShares® Russell 2000 ETF]	[2 Year]	Buffer [15%]	Cap [42.00%] / [3.00%]

[iShares® U.S. Technology ETF]	[2 Year]	Buffer [15%]	Cap [32.00%] / [3.00%]

[First Trust Equity Edge IndexTM]	[2 Year]	Buffer [15%]	Cap [65.00%] / [3.00%]

[S&P 500®]	[6 Year]	Buffer [10%]	Cap [uncapped] / [10.00%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [10%]	Cap [uncapped] / [10.00%]

[iShares® Russell 2000 ETF]	[6 Year]	Buffer [10%]	Cap [300.00%] / [10.00%]

[iShares® U.S. Technology ETF]	[6 Year]	Buffer [10%]	Cap [200.00%] / [10.00%]

[First Trust Equity Edge IndexTM]	[6 Year]	Buffer [10%]	Cap [uncapped] / [10.00%]

[S&P 500®]	[6 Year]	Buffer [20%]	Cap [uncapped] / [8.00%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [20%]	Cap [uncapped] / [8.00%]

[iShares® Russell 2000 ETF]	[6 Year]	Buffer [20%]	Cap [150.00%] / [8.00%]

[iShares® U.S. Technology ETF]	[6 Year]	Buffer [20%]	Cap [125.00%] / [8.00%]

[First Trust Equity Edge IndexTM]	[6 Year]	Buffer [20%]	Cap [uncapped] / [8.00%]

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(d)]

SECTION 2 – POLICY DATA (continued)

Growth Opportunity: Credit Advantage Cap
Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate	Credit Advantage Fee*
[Fidelity World Factor Leaders IndexSM]	[2 Year]	Buffer [15%]	Cap [uncapped] / [5.00%]	[1.25%]

[S&P 500®]	[1 Year]	Buffer [15%]	Cap [uncapped] / [5.00%]	[1.25%]

[iShares® Russell 2000 ETF]	[2 Year]	Buffer [15%]	Cap [80.00%] / [5.00%]	[1.25%]

[iShares® U.S. Technology ETF]	[2 Year]	Buffer [15%]	Cap [55.00%] / [5.00%]	[1.25%]

[First Trust Equity Edge IndexTM]	[2 Year]	Buffer [15%]	Cap [uncapped] / [5.00%]	[1.25%]

*The Credit Advantage Fee annual percentage may change at the beginning of any new Crediting Period but will never be greater than [3.00%].

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(d)]

SECTION 2 – POLICY DATA (continued)

Participation and Buffer Index Account Rider

Growth Opportunity: Participation

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate
[S&P 500®]	[6 Year]	Buffer [10%]	Participation [110.00%] / [50.00%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [10%]	Participation [135.00%] / [50.00%]

[iShares® Russell 2000 ETF]	[6 Year]	Buffer [10%]	Participation [110.00%] / [50.00%]

[iShares® U.S. Technology ETF]	[6 Year]	Buffer [10%]	Participation [100.00%] / [50.00%]

[First Trust Equity Edge IndexTM]	[6 Year]	Buffer [10%]	Participation [175.00%] / [50.00%]

Growth Opportunity: Credit Advantage Participation

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate	Credit Advantage Fee*
[S&P 500®]	[6 Year]	Buffer [15%]	Participation [125.00%] / [50.00%]	[1.25%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [15%]	Participation [150.00%] / [50.00%]	[1.25%]

[iShares® Russell 2000 ETF]	[6 Year]	Buffer [15%]	Participation [125.00%] / [50.00%]	[1.25%]

[iShares® U.S. Technology ETF]	[6 Year]	Buffer [15%]	Participation [115.00%] / [50.00%]	[1.25%]

[First Trust Equity Edge IndexTM]	[6 Year]	Buffer [15%]	Participation [190.00%] / [50.00%]	[1.25%]

*The Credit Advantage Fee annual percentage may change at the beginning of any new Crediting Period but will never be greater than [3.00%].

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(d)]

SECTION 2 – POLICY DATA (continued)

Upside Participation and Downside Participation Index Account Rider

Growth Opportunity: Participation

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate
[S&P 500®]	[6 Year]	Participation [50%]	Participation [110.00%] / [50.00%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Participation [50%]	Participation [135.00%] / [50.00%]

[iShares® Russell 2000 ETF]	[6 Year]	Participation [50%]	Participation [110.00%] / [50.00%]

[iShares® U.S. Technology ETF]	[6 Year]	Participation [50%]	Participation [100.00%] / [50.00%]

[First Trust Equity Edge IndexTM]	[6 Year]	Participation [50%]	Participation [175.00%] / [50.00%]

Growth Opportunity: Credit Advantage Participation

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate	Credit Advantage Fee*
[S&P 500®]	[6 Year]	Participation [50%]	Participation [125.00%] / [50.00%]	[1.25%]

[Fidelity World Factor Leaders IndexSM]	[6 Year]	Participation [50%]	Participation [150.00%] / [50.00%]	[1.25%]

[iShares® Russell 2000 ETF]	[6 Year]	Participation [50%]	Participation [125.00%] / [50.00%]	[1.25%]

[iShares® U.S. Technology ETF]	[6 Year]	Participation [50%]	Participation [115.00%] / [50.00%]	[1.25%]

[First Trust Equity Edge IndexTM]	[6 Year]	Participation [50%]	Participation [190.00%] / [50.00%]	[1.25%]

*The Credit Advantage Fee annual percentage may change at the beginning of any new Crediting Period but will never be greater than [3.00%].

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(d)]

SECTION 2 – POLICY DATA (continued)

Best Entry Index Account Rider

Best Entry

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate	Number of Observation Day(s) / Observation Frequency	Best Entry Reset Threshold / Reset Maximum
[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [10%]	Cap [uncapped] / [8.00%]	[3] / [Monthly]	[-5%] / [-5%]

[S&P 500®]	[6 Year]	Buffer [10%]	Cap [250.00%] / [8.00%]	[3] / [Monthly]	[-5%] / [-5%]

Best Entry with Credit Advantage

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate*	Number of Observation Day(s) / Observation Frequency	Best Entry Reset Threshold / Reset Maximum	Credit Advantage Fee*
[Fidelity World Factor Leaders IndexSM]	[6 Year]	Buffer [10%]	Cap [uncapped] / [12.00%]	[6] / [Monthly]	[-5%] / [-20%]	[1.25%]

[S&P 500®]	[6 Year]	Buffer [10%]	Cap [uncapped] / [12.00%]	[6] / [Monthly]	[-5%] / [-20%]	[1.25%]

*The Credit Advantage Fee annual percentage may change at the beginning of any new Crediting Period but will never be greater than [3.00%].

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(e)]

SECTION 2 – POLICY DATA (continued)

Index:	[Fidelity World Factor Leaders IndexSM]

The Fidelity World Factor Leaders IndexSM 0.5% AR (the “Index”) is an equity index, offering exposure to US and Developed non-US companies with attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader world market. The Index is a trademark of Fidelity Product Services LLC (“FPS”) and has been licensed for use for certain purposes by Transamerica Life Insurance Company (TLIC) on behalf of Transamerica Structured Index Advantage® Annuity. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of TLIC, the Transamerica Structured Index Advantage® Annuity, or the Transamerica Structured Index Advantage® Annuity contract owners. The Transamerica Structured Index Advantage® Annuity is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the Transamerica Structured Index Advantage® Annuity contract owner, TLIC, or any member of the public regarding the advisability of purchasing annuities generally or the Transamerica Structured Index Advantage® Annuity particularly, the legality of the Transamerica Structured Index Advantage® Annuity under applicable federal securities, state insurance and tax laws, the ability of the Transamerica Structured Index Advantage® Annuity to track the performance of the Index, any other index or benchmark or general market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by TLIC, the Transamerica Structured Index Advantage® Annuity, Transamerica Structured Index Advantage® Annuity contract owners, or any other person or entity. FPS does not provide investment advice to TLIC with respect to the Transamerica Structured Index Advantage® Annuity, to the Transamerica Structured Index Advantage® Annuity, or to Transamerica Structured Index Advantage® Annuity contract owners. TLIC exercises sole discretion in determining whether and how the Transamerica Structured Index Advantage® Annuity will be linked to the value of the Index. FPS does not provide investment advice to the Transamerica Structured Index Advantage® Annuity, the Transamerica Structured Index Advantage® Annuity contract owners, or any other person or entity with respect to the Index and in no event shall any Transamerica Structured Index Advantage® Annuity contract owner be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to TLIC with respect to the Transamerica Structured Index Advantage® Annuity. In the event that the Index is no longer available to the Transamerica Structured Index Advantage® Annuity or Transamerica Structured Index Advantage® Annuity contract owners, TLIC may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the annuity.

ICC24 TSVA14IC-0724 (6YR)(SC)	[Page 6(f)]

SECTION 2 – POLICY DATA (continued)

Index:	[S&P 500®]

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Transamerica Life Insurance Company (TLIC). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TLIC. Transamerica Structured Advantage® Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured Advantage® Annuity or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured Advantage® Annuity particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to TLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TLIC or the Transamerica Structured Advantage® Annuity. S&P Dow Jones Indices have no obligation to take the needs of TLIC or the owners of Transamerica Structured Advantage® Annuity into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Transamerica Structured Advantage® Annuity or the timing of the issuance or sale of Transamerica Structured Advantage® Annuity or in the determination or calculation of the equation by which Transamerica Structured Advantage® Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Transamerica Structured Advantage® Annuity. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Transamerica Structured Advantage® Annuity currently being issued by TLIC, but which may be similar to and competitive with Transamerica Structured Advantage® Annuity. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TLIC, OWNERS OF THE TRANSAMERICA STRUCTURED ADVANTAGE® ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

ICC24 TSVA14IC-R0821 (6YR)(SC)	[Page 6(h)]

SECTION 2 – POLICY DATA (continued)

Index:	[iShares® Russell 2000 ETF]

The iShare® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShare® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShare® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

ICC24 TSVA14IC-R0821 (6YR)(SC)	[Page 6(h)]

SECTION 2 – POLICY DATA (continued)

Index:	[iShares® U.S. Technology ETF]

The iShares® U.S. Technology ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® U.S. Technology ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® U.S. Technology ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

ICC24 TSVA14IC-R0821 (6YR)(SC)	[Page 6(i)]

SECTION 2 – POLICY DATA (continued)

Index:	[First Trust Equity Edge IndexTM]

The First Trust Equity Edge IndexTM (“FTIS Index”) is a product of FT Indexing Solutions LLC (“FTIS”) and is administered and calculated by Bloomberg Index Service Limited and its affiliates (collectively, “BISL”). FIRST TRUST® and FIRST TRUST EQUITY EDGE INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Bloomberg, Transamerica Life Insurance Company (TLIC), Money Services, Inc. and Transamerica Capital, Inc. (“Transamerica”) in connection with the FTIS Index and Transamerica Structured Index Advantage® Annuity.

The Nasdaq U.S. Rising Dividend AchieversTM INDEX (“Nasdaq Index”) is a product of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ® and NASDAQ U.S. RISING DIVIDEND ACHIEVERSTM INDEX are trademarks of Nasdaq. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Transamerica in connection with the FTIS Index and Transamerica Structured Index Advantage® Annuity.

The Value Line Dividend Index (“Value Line Index”) is a product of Value Line, Inc. (“Value Line”). VALUE LINE® and VALUE LINE DIVIDEND INDEXTM are trademarks of Value Line. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Transamerica in connection with the FTIS Index and Transamerica Structured Index Advantage® Annuity. The FTIS Index is not sponsored, endorsed, recommended, sold or promoted by Value Line and Value Line makes no representation regarding the advisability of investing in the FTIS Index.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. Bloomberg Finance L.P., BISL, and their affiliates (“Bloomberg”) are not affiliated with First Trust. Bloomberg’s relationship to First Trust is only (1) in the licensing of the FIRST TRUST® and FIRST TRUST EQUITY EDGE INDEXTM trademarks and (2) to act as the administrator and calculation agent of the FTIS Index. Bloomberg does not guarantee the timeliness, accurateness, or completeness of the FTIS Index or any data or information relating thereto and shall have no liability in connection with the FTIS Index or any data or information relating thereto.

Transamerica Structured Index Advantage® Annuity is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, Bloomberg, Nasdaq, Value Line, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to Transamerica Structured Index Advantage® Annuity. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Nasdaq Index, or Value Line Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Nasdaq Index, or Value Line Index particularly, or the ability of the FTIS Index, Nasdaq Index, or Value Line Index to track general stock market performance. The Companies’ only relationship to Transamerica is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Nasdaq Index, and Value Line Index, which are determined, composed and calculated without regard to Transamerica or Transamerica Structured Index Advantage® Annuity. The Companies have no obligation to take the needs of Transamerica, or the owners of Transamerica Structured Index Advantage® Annuity, or the sponsors or owners of products based on the FTIS Index, Nasdaq Index, or Value Line Index into consideration when determining, composing, or calculating the FTIS Index, Nasdaq Index, or Value Line Index. The Companies are not responsible for and have not participated in the determination or calculation of Transamerica Structured Index Advantage® Annuity. There are no assurances from the Companies that products based on the FTIS Index, Nasdaq Index, or Value Line Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

ICC24 TSVA14IC-R0821 (6YR)(SC)	[Page 6(j)]

SECTION 2 – POLICY DATA (continued)

Index:	[First Trust Equity Edge IndexTM] (continued)

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY OR OF PRODUCTS BASED ON THE FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN TRANSAMERICA AND THE COMPANIES.

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